UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 1, 2016

SUNCOKE ENERGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35243	90-0640593
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1011 Warrenville Road, Suite 600
Lisle, Illinois	60532
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (630) 824-1000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 1, 2016, the Board of Directors (the “Board”) of SunCoke Energy, Inc. (the “Company”) approved an amendment (the “Amendment”) to the Company’s Amended and Restated By-Laws, as amended (the “Bylaws”). The Amendment, which took effect upon adoption by the Board, extends the deadline for stockholders to submit a notice to the Company of a nomination of one or more persons for election as directors at the Company’s 2016 annual meeting of stockholders (the “2016 Annual Meeting”). The deadline has been extended from February 7, 2016 to February 17, 2016. Any notice of a nomination by a stockholder received by the Company on or before February 17, 2016 will be timely, subject in all respects to the other conditions, qualifications and requirements set forth in the Bylaws. The extension of the advance notice deadline is applicable only for the 2016 Annual Meeting.

The foregoing summary does not purport to be complete and is qualified in its entirety by reference to, and should be read in conjunction with, the complete text of the Company’s Bylaws, as amended through the date hereof, a copy of which is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

3.1	SunCoke Energy, Inc. Amended and Restated By-Laws (February 1, 2016).

SIGNATURES

Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNCOKE ENERGY, INC.

By:	/s/ Fay West
Fay West
Senior Vice President and Chief Financial Officer

Date: February 1, 2016

EXHIBIT INDEX

Exhibit No.	Exhibit

3.1	SunCoke Energy, Inc. Amended and Restated By-Laws (February 1, 2016).